UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2023

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 22, 2023, Sunnova Energy International Inc. (the “Company”) and its subsidiaries, Sunnova Energy Corporation (the “Issuer”) and Sunnova Intermediate Holdings, LLC (the “Subsidiary Guarantor” and, together with the Company and the Issuer, the “Sunnova Entities”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Issuer agreed to issue and sell $400 million aggregate principal amount of its 11.750% Senior Notes due 2028 (the “Notes”). The Notes were priced at 97.262% of par to yield 12.5%. The Notes will be fully and unconditionally guaranteed by the Company and the Subsidiary Guarantor. The net proceeds from the sale of the Notes (after deducting the Purchasers’ discount and estimated offering expenses) are expected to be approximately $382.6 million. The offering of the Notes is expected to close, subject to customary closing conditions, on September 26, 2023. The Issuer intends to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, existing or new eligible green projects, and pending such use, the Issuer will maintain or apply the net proceeds in accordance with its normal liquidity practices.

The Purchase Agreement includes customary representations, warranties and covenants by the Sunnova Entities and customary closing conditions. Under the Purchase Agreement, the Sunnova Entities and the Purchasers agreed to indemnify the other party against certain liabilities.

The Notes were offered in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States under Regulation S of the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and other applicable securities laws.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Statements in this Current Report on Form 8-K, including but not limited to those relating to the closing of the offering of the Notes, use of proceeds and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include market conditions, risks regarding financing and other risks described in the Company’s Form 10-K for the year ended December 31, 2022 and its other filings with the United States Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

In connection with the pricing of the Notes Offering, the Company revised the previously disclosed definition of Cash Flow Available for Debt Service or “CFADS” that will be included in the indenture governing the Notes and used solely for the purposes of calculating compliance with certain of the restrictive covenants thereunder as follows:

We define Cash Flow Available for Debt Service or “CFADS” as (a) net cash from (used in) operating activities of Sunnova and its subsidiaries calculated in accordance with GAAP and, (b) to the extent not duplicative, cash provided from activities from solar energy systems and/or an ancillary technology (“Projects”) when received by the Project company, excluding, in the case of each of clause (a) and (b) above, the effect of the following items: derivative origination and breakage fees from financing structure changes, payments to dealers for exclusivity and other bonus arrangements, net inventory and prepaid inventory (sales) purchases, payments of non-capitalized costs related to acquisitions and capital markets activities of the Company or Sunnova, payments of direct sales costs, excluding inventory, to the extent the related solar energy system is financed through a loan, payments to installers and builders for homebuilder asset-development activities, payments of customer rewards and including the effect of the following items: principal proceeds from customer notes receivable, financed insurance payments, distributions to redeemable noncontrolling interests and noncontrolling interests plus interest payments made on indebtedness other than non-recourse financing, minus principal payments on non-recourse financings constituting securitizations, other than principal repayments funded in exchange for, or out of or with the net cash proceeds of (i) any non-recourse financing, (ii) any indebtedness constituting refinancing indebtedness under the indenture or (iii) the sale or issuance of any equity interests of Sunnova.

This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of liquidity. The GAAP measure most directly comparable to CFADS is net cash from (used in) operating activities. Our calculations of CFADS, as will be defined in our indenture, are not comparable to liquidity measures presented by other companies. Investors should not rely on CFADS as a substitute for any GAAP measure, including net cash used in operating activities. In addition, under the indenture governing the Notes, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is expected to be tied to a ratio based on CFADS.

Reconciliation of Non-GAAP Measures

The following is an updated reconciliation of CFADS to net cash from (used in) operating activities, which is the GAAP measure most directly comparable to CFADS.

	Six Months Ended June 30,		Year Ended December 31,
	2023	2022	2022	2021
Reconciliation of Net Cash Used in Operating Activities to CFADS	(in thousands)
Net cash used in operating activities	$(182,542)	$(162,343)	$(333,426)	$(209,230)
Cash when received from Projects	4,929	5,620	12,394	3,231
Principal proceeds from customer note receivable	80,931	52,653	109,760	66,879
Financed insurance payments	(1,915)	—	—	(2,254)
Derivative origination and breakage fees from financing structure changes	17,571	14,103	33,520	8,936
Distributions to redeemable noncontrolling interests and noncontrolling interests	(18,372)	(12,330)	(29,771)	(15,854)
Payments to dealers for exclusivity and other bonus arrangements	55,747	26,932	50,078	28,850
Net inventory and prepaid inventory purchases for asset-development activities	22,375	79,115	189,321	143,959
Payments of non-capitalized costs related to IPO	—	—	—	—
Payments of non-capitalized costs related to acquisitions	2,018	2,313	6,681	6,776
Payments of non-capitalized costs related to equity offerings	—	—	—	609
Payments of direct sales costs, excluding inventory	7,374	582	3,103	286
Payments to installers and builders for homebuilder asset-development activities	20,411	20,769	45,217	24,967
Payments of customer rewards	464	2,583	5,032	1,240
Net principal debt repayments related to securitizations	(77,994)	(77,718)	(161,357)	(120,021)
Cash paid for interest on Indebtedness other than non-recourse financing	20,169	13,383	25,851	719
CFADS	$(48,834)	$(34,338)	$(43,597)	$(60,907)

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On September 22, 2023, the Company issued a press release announcing the pricing of the Notes. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Purchase Agreement, dated September 22, 2023, among Sunnova Energy Corporation, Sunnova Energy International Inc., Sunnova Intermediate Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

99.1	Press release dated September 22, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: September 25, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel